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                                                                  EXHIBIT  23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in UBS AG's registration statement on Form S-8 for the PaineWebber 401K Plus Plan, and in the related prospectus, and to the incorporation by reference in UBS AG's registration statement on Form S-8 for the PaineWebber 401K Plus Plan, and in the related prospectus, of our report dated March 8, 2000 (except for Note 36, as to which the date is April 18, 2000), relating to the consolidated financial statements of UBS AG included in its registration statement on Form 20-F for the year ended December 31, 1999, and of our report dated 8 March 2000 (except for Note 38, as to which the date is 18 April 2000 and Note 1 (t) as to which the date is 17 August 2000) in the Registration Statement (Form F-1 No. 333-46216) and related Prospectus of UBS AG for the registration of Noncumulative Trust Preferred Securities, both of which have been filed with the Securities and Exchange Commission.


                        Ernst & Young Ltd.


           /s/ Thomas Schneider           /s/ Peter Heckendorn
           --------------------           --------------------
           Thomas Schneider               Peter Heckendorn
           Certified Accountant           lic.oec.
           in charge of the audit         in charge of the audit

Basel, Switzerland
30 October 2000